Exhibit 22.1

Delek Logistics Partners, LP
Subsidiary Guarantors of Delek Logistics Partners, LP

Company Name:	State of Incorporation:
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
DKL Caddo, LLC	DE
DKL RIO, LLC	DE
DKL Permian Gathering, LLC	TX
DKL Big Spring, LLC	DE
Delek Logistics Finance Corp	DE
DKL Pipeline, LLC	DE
DKL Transportation, LLC	DE
DKL Delaware Gathering, LLC	DE
DKL Delaware Holding – NM, LLC	DE
DKL Delaware Operating – NM, LLC	DE
DKL Delaware Marketing, LLC	DE
DKL Energy – Cottonwood, LLC	DE
DKL Energy – Lynch, LLC	DE
DKL Field Services, LLC	DE
DKL G&P Solutions, LLC	DE
DKL Hat Mesa II – NM, LLC	DE
DKL Neptune Recycling, LLC	DE

Each of the above subsidiaries of Delek Logistics Partners, LP has unconditionally guaranteed on a senior unsecured, joint and several basis the Partnership's 6.750% Senior Notes Due 2025 and 7.125% Senior Notes due 2028, other than Delek Logistics Finance Corp which is a co-issuer of the securities with the Partnership.